EXHIBIT A

EXHIBIT A - JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D filed herewith is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: December 7, 2006

FOR AND ON BEHALF OF
HUTCHISON WHAMPOA LIMITED

By:	/s/ Susan Chow
Name:	Susan Chow
Title:	Director

FOR AND ON BEHALF OF
ULTIMATE PIONEER LIMITED

By:	/s/ Susan Chow
Name:	Susan Chow
Title:	Director

FOR AND ON BEHALF OF
CHEUNG KONG (HOLDINGS) LIMITED

By:	/s/ Pau Yee Wan, Ezra
Name:	Pau Yee Wan, Ezra
Title:	Director

FOR AND ON BEHALF OF
POTTON RESOURCES LIMITED

By:	/s/ Pau Yee Wan, Ezra
Name:	Pau Yee Wan, Ezra
Title:	Director